VOTE BY MAIL
1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the voting instruction card.
3. Sign, date and return the proxy card in the envelope provided.
P.O. Box 211230, Eagan, MN 55121-9984
VOTE ONLINE
1. Read the proxy statement and have the proxy card at hand.
2. Go to www.proxyvotenow.com/grspx
3. Follow the simple instructions.

VOTE BY PHONE
1. Read the proxy statement and have the proxy card at hand.
2. Call toll-free 855-461-6860
3. Follow the simple instructions.

PLEASE DETACH AT PERFORATION BEFORE MAILING.
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GREENSPRING FUND, INCORPORATED
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 24, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND

The undersigned, having received Notice of the July 24, 2023, Special Meeting of Shareholders (the “Meeting”) of the Greenspring Fund, Incorporated (the “Target Fund”), hereby appoints Charles vK. Carlson, Michael J. Fusting, and Elizabeth Swam as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Meeting to be held at the principal offices of Greenspring Fund located at 2330 West Joppa Road, Suite 110, Lutherville, Maryland 21093 at 3:00 p.m. Eastern Time and any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies with respect to such shares previously given. This instruction may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card or by written notice to the Secretary of Greenspring Fund, Incorporated prior to the date of the Meeting or by voting at the Meeting.

CONTROL NUMBER

AUTHORIZED SIGNATURES(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign the box above.

Date

NOTE: Please sign exactly as your name(s) appear(s) on this voting instruction card. If signing for estates, trusts or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on July 24, 2023.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/grspx2023

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH AT PERFORATION BEFORE MAILING.
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This proxy is solicited on behalf of the Board of Directors of the Fund. It will be voted as specified.
If no specification is made, this proxy shall be voted FOR the proposals.
If any other matters properly come before the Meeting to be voted on, the proxy holders may, in their discretion, vote upon any other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.
TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN

1
To approve the Agreement and Plan of Reorganization, which has been approved by the Greenspring Fund, Incorporated Board of Directors, which provides for the reorganization of the Target Fund, into the Cromwell Greenspring Mid Cap Fund, a newly created series of Total Fund Solution (the “Reorganization”); and
		☐	☐	☐

2	To transact such other business as may properly come before the Meeting and any adjournments thereof.	☐	☐	☐